FILED
In the office of the
Secretary of State of the
State of Nevada

November 02 1998
N. C16308-97
Dean Heller, Secretary of State

                               GAMING VENTURE'S WEST, INC.
                               Certificate of Amendment
                                      To
                               Articles of Incorporation

The undersigned corporation, organized under the laws of the State of Nevada, to amend its articles of incorporation in accordance with Chapter 78 of the Nevada Revised Statutes, hereby certifies:

FIRST   The name of the corporation is Gaming Venture's West, Inc.
SECOND   To effect a change in the name of the corporation, Article 1 of the articles of incorporation is amended to read in its entirety as follows:

               Article I
               Name

The name of the corporation is Gaming Venture Corp., U.S.A.

THIRD   The shareholders of the corporation adopted the amendment on
July 30, 1998.
FOURTH   The number of shares entitled to vote on the amendment was
100,000, all of which voted for the amendment pursuant to a written consent of sole shareholder.
FIFTH   The foregoing amendment to the certificate of incorporation shall become effective upon filing.

IN WITNESS WHEREOF, GAMING VENTURE'S WEST, INC. has caused its duly authorized officer to execute this certificate this 27th day of October 1998.

ATTEST:                         GAMING VENTURE'S WEST, INC.
Kim Santagelo-Woinski           By: /s/ Alan Woinski
----------------------              --------------------------
                                    Alan Woinski, President

STATE OF NEW JERSEY   )
                      )ss.
COUNTY OF BERGEN      )

BE IT REMEMBERED, that on this 27th day of October, 1998, before me, the subscriber, an officer authorized to take acknowledgments and proofs, personally appeared Alan Woinski, who, I am satisfied is the President of GAMING VENTURE'S West, INC., the corporation named in the foregoing Certificate of Amendment, and I, having first made know to him the contents thereof, thereupon he achknowledged that he signed, sealed and delivered the same as his voluntary act and deed, and is the voluntary act and deed of such corporation, for the uses and purposes therein expressed as, for and on behalf of the corporation.

/s/Lewis A. Jerchower
------------------------------------
Notary Public of New Jersey
Commission No. 31242
My Commission Expires July 20, 2003